SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              Columbia Energy Group
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
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   previously. Identify the previous filing by registration statement number, or
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Notes:



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CKY E-news copy

CKY FILES MERGER APPLICATION

On Monday, May 1, NiSource, Columbia Energy Group and CKY filed a joint application with the Kentucky Public Service Commission requesting the necessary approvals related to the planned merger. Under Kentucky's statutes, the Commission has 60 days in which to review and rule on the proposed merger.

The filing noted that following the merger Columbia Gas of Kentucky will:

     o Maintain its headquarters in Lexington.
     o Retain key management
     o Maintain local decision-making authority
     o Retain the employee workforce in accordance with CKY's plans prior to the merger.
     o Honor CKY's collective bargaining agreement.
     o Continue CKY's efforts of community and civic involvement.

The combined company will be the largest natural gas distributor east of the Rocky Mountains and the 2nd largest gas company in the country. Similar applications have been filed with the Pennsylvania Public Utility Commission and the State Corporation Commission of the Commonwealth of Virginia.

         This story contains certain forward-looking statements within the meaning of the federal securities laws; these forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the companies' ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the Federal and State regulators. Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the two companies' service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to


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time in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release.

         In addition to other documents filed with the Securities and Exchange Commission by the two companies, NiSource and the new holding company have filed a registration statement, which contains a joint proxy statement/prospectus for NiSource and Columbia Energy. The final joint proxy statement/prospectus, dated April 24, 2000, is available and has been distributed to the companies' shareholders. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, from NiSource Investor Relations at 801 East 86th Avenue, Merrillville, Indiana 46410 or at its web site, www.nisource.com, or from Columbia Investor Relations at 13880 Dulles Corner Lane, Herndon, Virginia 20171 or at its web site, www.columbiaenergygroup.com.

         Information concerning the identity of the participants in the solicitation of proxies by the NiSource Inc. and Columbia Energy Group boards of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of NiSource Inc. or the Secretary of Columbia Energy Group, as the case may be, at the addresses listed above.